As filed with the Securities and Exchange Commission on June 15, 2007
                                                 Registration No. 333 -
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                          LEUCADIA NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

          NEW YORK                                                13-2615557
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                             ---------------------
                              315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010
                                 (212) 460-1900
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

              LEUCADIA NATIONAL CORPORATION 1999 STOCK OPTION PLAN
                        AS AMENDED THROUGH APRIL 5, 2006
                              (Full Title of Plan)

                             ---------------------

                                JOSEPH A. ORLANDO
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                          LEUCADIA NATIONAL CORPORATION
                              315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010
                                 (212) 460-1900

                     (Name and address, including zip code,
        and telephone number, including area code, of agent for service)

                             ---------------------

                                    Copy to:

                            ANDREA A. BERNSTEIN, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                             ---------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                       Proposed       Proposed
    Title of                            Maximum        Maximum
 Each Class of                         Offering       Aggregate      Amount of
Securities to be       Amount to be      Price         Offering     Registration
   Registered          Registered(1)   Per Share        Price           Fee
--------------------------------------------------------------------------------
Common Shares, par      2,000,000      $35.18(3)      $70,360,000    $2,161.00
value $1.00             shares(2)
per share
================================================================================

(1) This registration statement also covers an indeterminate number of common shares that may be issued by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933.

(2) Represents additional common shares of Leucadia National Corporation reserved for issuance upon exercise of options granted under the Registrant's 1999 Stock Option Plan (the "Plan") as a result of an amendment to the Plan approved by the Board of Directors on April 5, 2006 and subsequently approved by shareholders on May 16, 2006. As a result of a two-for-one stock split approved by the Board of Directors to shareholders of record as of May 30, 2006 and paid in the form of a stock dividend on June 14, 2006, the 1,000,000 common shares added to the Plan pursuant to the amendment has been increased to 2,000,000 common shares. Shares available for issuance under the Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on December 8, 2000 (Registration No. 333-51494).

(3) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the common shares as reported on the New York Stock Exchange Composite Tape on June 8, 2007.

The reoffer prospectus contained in this Registration Statement is a combined prospectus pursuant to Rule 429(a) under the Securities Act of 1933 and relates to unsold shares, if any, that may be sold by the selling shareholders named therein that were initially registered on the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 8, 2000.
================================================================================

                                EXPLANATORY NOTE

                        REGISTRATION OF ADDITIONAL SHARES
                        PURSUANT TO GENERAL INSTRUCTION E

This registration statement on Form S-8 registers additional common shares for issuance under the Registrant's 1999 Stock Option Plan, as Amended April 5, 2006 (the "Plan"). Pursuant to the terms of the Plan, 1,000,000 additional shares were added to the Plan as a result of an amendment to the Plan approved by the Board of Directors on April 5, 2006, which was subsequently approved by shareholders on May 16, 2006. As a result of a two-for-one stock split approved by the Board of Directors payable to shareholders of record as of May 30, 2006 in the form of a stock dividend on June 14, 2006, the 1,000,000 common shares added to the Plan pursuant to the amendment was increased to 2,000,000 common shares. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant's registration statement on Form S-8 (Registration No. 333-51494) filed by the Registrant with the Securities and Exchange Commission (the "SEC") on December 8, 2000. This registration statement also includes a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and pursuant to General Instruction C to Form S-8. The reoffer prospectus included in this registration statement is being filed herewith pursuant to General Instruction E. of Form S-8 and may be used for reoffers and resales of Leucadia's common shares which have been issued, or are issuable upon the exercise of options granted under the Plan, which may constitute "control securities" and/or "restricted securities." Pursuant to Rule 429(a) under the Securities Act, the reoffer prospectus included in this Registration Statement is a combined prospectus which also relates to any unsold common shares issued under the Plan to the selling shareholders named therein and registered under the Registrant's registration statement on Form S-8 (Registration No. 333-51494) filed by the Registrant with the SEC on December 8, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of this Registration Statement (the "Part I Information") in respect of the Plan will be sent or given to participants in such Plan as specified by Rule 428(b)(i) under the Securities Act. The documents made available to the Plan participants are not required to be, and are not being, filed by the Registrant with the Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS
------------------

                          LEUCADIA NATIONAL CORPORATION

                        1,002,629 COMMON SHARES UNDER THE
              LEUCADIA NATIONAL CORPORATION 1999 STOCK OPTION PLAN
                        AS AMENDED THROUGH APRIL 5, 2006

            This prospectus relates to 1,002,629 of our common shares that may be sold from time to time by the selling shareholders named in this prospectus. These common shares will be acquired pursuant to the exercise of options that have been granted by us pursuant to the Leucadia National Corporation 1999 Stock Option Plan, as amended through April 5, 2006.

            The selling shareholders may sell the shares from time to time on or off the New York Stock Exchange at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

            The selling shareholders and any agents or broker-dealers that participate with the selling shareholders in the distributions of the shares may be considered "underwriters" within the meaning of the Securities Act, and, in that event, any commissions received by them and any profit on the resale of the shares may be considered underwriting commissions or discounts under the Securities Act.

            INVESTING IN OUR COMMON SHARES INVOLVES RISKS. PLEASE SEE THE INFORMATION DESCRIBED UNDER "RISK FACTORS" ON PAGE 5.

            Our common shares are traded on the New York Stock Exchange ("NYSE") under the symbol "LUK." On June 8, 2007, the closing price of our common shares on the NYSE was $35.51 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         Prospectus dated June 15, 2007

         YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. OUR COMMON SHARES ARE NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF SUCH DOCUMENT.



                                  ------------

                                TABLE OF CONTENTS

                                                                            Page
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION............................3

LEUCADIA NATIONAL CORPORATION.................................................3

WHERE YOU CAN FIND MORE INFORMATION...........................................4

RISK FACTORS..................................................................5

USE OF PROCEEDS...............................................................6

SELLING SHAREHOLDERS..........................................................6

PLAN OF DISTRIBUTION..........................................................8

LEGAL MATTERS................................................................11

EXPERTS......................................................................11

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

            Statements included in this prospectus and the registration statement of which it forms a part and the documents incorporated by reference into these documents may contain forward-looking statements. Such statements may relate, but are not limited to, projections of revenues, income or loss, development expenditures, plans for growth and future operations, competition and regulation, as well as assumptions relating to the foregoing. Such forward-looking statements are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. The words "estimates," "expects," "anticipates," "believes," "plans," "intends" and variations of such words and similar expressions are intended to identify forward-looking statements that involve risks and uncertainties. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

            Factors that could cause actual results to differ materially from any results projected, forecasted, estimated or budgeted or may materially and adversely affect the Company's actual results include, but are not limited to, those set forth under the caption "Item 1A. Risk Factors" in our Annual Report on Form 10-K, filed on February 28, 2007, as amended, and elsewhere in the Form 10-K, under the caption "Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q filed on May 9, 2007, and the Company's other public filings with the Securities and Exchange Commission, including those made after the date of this prospectus. Undue reliance should not be placed on these forward-looking statements, which are applicable only as of the date hereof. We undertake no obligation to revise or update these forward-looking statements.

                          LEUCADIA NATIONAL CORPORATION

            The Company is a diversified holding company engaged in a variety of businesses, including manufacturing, telecommunications, real estate activities, medical product development, winery operations and residual banking and lending activities that are in run-off. The Company also owns equity interests in operating businesses and investment partnerships which are accounted for under the equity method of accounting, including gaming entertainment, a broker-dealer engaged in trading of high yield and special situation securities, land based contract oil and gas drilling, real estate activities and development of a copper mine in Spain. The Company concentrates on return on investment and cash flow to maximize long-term shareholder value. Additionally, the Company continuously evaluates the retention and disposition of its existing operations and investigates possible acquisitions of new businesses. In identifying possible acquisitions, the Company tends to seek assets and companies that are out of favor or troubled and, as a result, are selling substantially below the values the Company believes to be present.

            Leucadia National Corporation is a New York corporation. Our principal executive offices are located at 315 Park Avenue South, New York, New York 10010, our telephone number at that location is (212) 460-1900, and our website can be accessed at www.leucadia.com. Information contained in our website does not constitute part of this prospectus.

            References to Leucadia, the "Company", "we", "us" and "our" in this prospectus refer to Leucadia National Corporation, unless the context requires otherwise.

                       WHERE YOU CAN FIND MORE INFORMATION

            Federal securities law requires us to file information with the Securities and Exchange Commission concerning our business and operations. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549.

            Please call the SEC at 1-800-SEC-0330 for information on the operation of the public reference room. Our SEC filings are also available to the public from the SEC's web site at: http://www.sec.gov, and through a link to the SEC's website located on our website at http://www.leucadia.com. Copies of these reports, proxy statements and other information also can be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

            We have filed with the SEC a registration statement on Form S-8 under the Securities Act. This prospectus, which is a part of the registration statement, does not include all the information contained in the registration statement and its exhibits. For further information with respect to Leucadia and its common shares, you should consult the registration statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for more information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

            The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information.

            The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act of 1934 (File No. 1-5721 ) and any future filings under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of the offering are incorporated by reference.


            1. Our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2006;

            2. Our Quarterly Report on Form 10-Q filed for the fiscal quarter ended March 31, 2007;

            3. Our Current Reports on Form 8-K filed on May 18, 2007 and June 6, 2007 (as amended by our Current Report on Form 8-K/A filed on June 15, 2007); and

            4. The description of our common shares, which is contained under the caption "Description of Leucadia Stock" in our Registration Statement on Form S-4/A (No. 333-125806) as filed with the Commission on July 7, 2005, including any amendment or report filed for the purpose of updating the description.

            All documents that we subsequently file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement of which this prospectus is a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

            Unless expressly incorporated into this prospectus, a Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

            The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus, without charge, upon written or oral request. Such requests can be made by writing or telephoning us at Leucadia National Corporation, 315 Park Avenue South, New York, New York 10010; telephone number (212) 460-1900.

                                  RISK FACTORS

            Investing in our common shares involves risks. Before making a decision to invest in our common shares, investors are urged to review the risk factors set forth under the caption "Item 1A. Risk Factors" in our Annual Report on Form 10-K, filed on February 28, 2007, as amended, under the caption "Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q filed on May 9, 2007, each of which are incorporated in this prospectus by reference, and the Company's other public filings made with the Securities and Exchange Commission, including those made after the date of this prospectus.

                                 USE OF PROCEEDS

            We will not receive any of the proceeds from the sale of the shares offered by this prospectus.

                              SELLING SHAREHOLDERS

            This Prospectus relates to our common shares which may be acquired by the selling shareholders named below under the Leucadia National Corporation 1999 Stock Option Plan, as amended through April 5, 2006. The following table sets forth: (1) the name and relationship to Leucadia of each selling shareholder; (2) the number of our common shares each selling shareholder beneficially owned as of June 8, 2007; and (3) the number of our common shares that each selling shareholder who holds options to acquire our common shares under the Plan may currently acquire upon the exercise of those options. The number of common shares listed has been adjusted to give affect to a two-for-one stock split which was paid as a stock dividend on June 14, 2006.

            Because the selling shareholders may from time to time offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of the table below, we have assumed that, after completion of the offering, none of the shares covered by this prospectus as of the date of this prospectus will be held by the selling shareholders.

            As of June 8, 2007, there were 216,609,435 of our common shares outstanding.

                                                                       Shares
      Selling                    Shares            Shares           Beneficially
  Shareholders and            Beneficially       Covered by            Owned
   Positions with              Owned as of          This             After this
     Leucadia                 June 8, 2007      Prospectus(a)         Offering
  ----------------            ------------      -------------       ------------

Paul M. Dougan
Director                       27,200 (b)           14,000              27,200 *

Lawrence D. Glaubinger
Director                       259,250 (c)           9,750             259,250 *

Alan J. Hirschfield
Director                        39,250 (d)          11,000              39,250 *

Jeffrey C. Keil
Director                        14,250 (e)          11,000              14,250 *

James E. Jordan
Director                       139,000 (f)           9,750             139,000 *

Jesse Clyde  Nichols, III
Director                       213,256 (g)          14,000             213,256 *

Joseph A. Orlando
Vice President and Chief
Financial Officer              187,542 (h)         205,000             187,542 *

Thomas E. Mara
Executive Vice
President                      189,300 (i)         295,000             189,300 *

Barbara L. Lowenthal
Vice President and
Comptroller                     46,029 (j)         129,029              46,029 *

Justin R. Wheeler
Vice President                  41,000 (k)         138,500              41,000 *

Joseph M. O'Connor
Vice President                  15,600 (l)          73,600              15,600 *

Rocco J. Nittoli
Treasurer                       15,000 (m)          92,000              15,000 *
-------------------------
* Indicates common shares held are less than 1% of outstanding.

(a) Includes the number of common shares that each selling shareholder may acquire pursuant to the plan pursuant to the exercise of options granted to the selling shareholder under the plan, whether or not they are currently exercisable, some or all of which may be sold from time to time pursuant to this prospectus.

(b) Includes 7,250 common shares that may be acquired upon the exercise of currently exercisable stock options and 300 (less than .1%) common shares owned by Mr. Dougan's wife as to which Mr. Dougan disclaims beneficial ownership.

(c) Includes 3,000 common shares that may be acquired upon the exercise of currently exercisable stock options and 35,800 common shares beneficially held by Mr. Glaubinger's private charitable foundation, as to which Mr. Glaubinger disclaims beneficial ownership.

(d) Includes 4,250 common shares that may be acquired upon the exercise of currently exercisable stock options.

(e) Includes 4,250 common shares that may be acquired upon the exercise of currently exercisable stock options.

(f) Includes 3,000 common shares that may be acquired upon the exercise of currently exercisable stock options. Also includes 45,466 common shares held in a margin account.

(g) Includes 7,250 common shares that may be acquired upon the exercise of currently exercisable stock options and 128,554 (less than .1%) common shares held by a revocable trust for Mr. Nichols' benefit in a margin account, 22,276 (less than .1%) common shares beneficially owned by Mr. Nichols' wife (directly and indirectly through a majority owned company), 7,420 (less than .1%) common shares owned by Mr. Nichols' minor children and in trusts for the benefit of Mr. Nichols' minor children as to which Mr. Nichols may be deemed to be the beneficial owner.

(h) Includes 51,000 common shares that may be acquired upon the exercise of currently exercisable stock options.

(i) Includes 123,000 common shares that may be acquired upon the exercise of currently exercisable stock options.

(j) Includes 28,029 common shares that may be acquired upon the exercise of currently exercisable stock options.

(k) Includes 41,000 common shares that may be acquired upon the exercise of currently exercisable stock options.

(l) Includes 15,600 common shares that may be acquired upon the exercise of currently exercisable stock options.

(m) Includes 15,000 common shares that may be acquired upon the exercise of currently exercisable stock options.

            Pursuant to Rule 416 under the Securities Act, the registration statement of which this prospectus is a part also covers any additional common shares which become issuable in connection with the shares identical in the table above through any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding common shares.

                              PLAN OF DISTRIBUTION

            As used in this prospectus, selling shareholders includes the selling shareholders named above and their donees, pledgees, transferees or other successors in interest selling shares received from named selling shareholders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus. We have been advised that the selling shareholders may effect sales of shares directly, or indirectly by or through underwriters, agents or broker-dealers, and that the shares may be sold by one or a combination of the following methods:

      o one or more block transactions, in which the broker or dealer so engaged will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

      o purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

      o ordinary brokerage transactions or transactions in which a broker solicits purchases;

      o on the New York Stock Exchange or on any other national securities exchange or quotation service on which our common shares may be listed or quoted at the time of the sale;

      o     in the over-the-counter market;

      o through the writing of options, whether the options are listed on an options exchange or otherwise;

      o through distributions to creditors and equity holders of the selling shareholders; or

      o any combination of the foregoing, or any other available means allowable under applicable law.

            We will bear all costs, expenses and fees in connection with the registration and sale of the common shares covered by this prospectus, other than underwriting discounts and selling commissions. We will not receive any proceeds from the sale of the shares of our common shares covered hereby. The selling shareholders will bear all commissions and discounts, if any, attributable to sales of the shares. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

            The selling shareholders may sell the shares covered by this prospectus from time to time, and may also decide not to sell all or any of the shares they are allowed to sell under this prospectus. The selling shareholders will act independently of us in making decisions regarding the timing, manner and size of each sale. The selling shareholders may effect sales by selling the shares directly to purchasers in individually negotiated transactions, or to or through broker-dealers, which may act as agents or principals. The selling shareholders may sell their shares at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices.

            Additionally, the selling shareholders may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders also may sell shares short and redeliver shares to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling shareholders also may loan or pledge shares to a broker-dealer. The broker-dealer may sell the shares so loaned or pledged pursuant to this prospectus.

            The selling shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling shareholders or borrowed from the selling shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling shareholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

            Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholders. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in the resales.

            In connection with sales of our common shares covered hereby, the selling shareholders and any broker-dealers or agents and any other participating broker-dealers who execute sales for the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act. Accordingly, any profits realized by the selling shareholders and any compensation earned by such broker-dealers or agents may be deemed to be underwriting discounts and commissions. Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of that act. We will make copies of this prospectus (as it may be amended or supplemented from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements. In addition, any shares of a selling shareholder covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

            The selling shareholders will be subject to applicable provisions of Regulation M of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of our common shares by the selling shareholders. These restrictions may affect the marketability of such shares.

            In order to comply with applicable securities laws of some states, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available.

            To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. The supplement will disclose the name of each such selling shareholder and of the participating broker-dealer(s); the number of shares involved; the price at which such shares were sold; the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; that such broker-dealer(s) did not conduct any investigation to verify the information contained in or incorporated by reference in this prospectus; and any other facts material to the transaction.

                                  LEGAL MATTERS

            The validity of the common shares being offered by this prospectus will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

                                     EXPERTS

            The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to Leucadia National Corporation's Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

            The financial statements of Olympus Re Holdings, Ltd. incorporated by reference in this prospectus by reference to Leucadia National Corporation's Annual Report on our Form 10-K for the year ended December 31, 2006, as amended, have been so incorporated in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in accounting and auditing.

            The statement of financial condition, including the condensed schedule of investments, of Jefferies Partners Opportunity Fund II, LLC as of December 31, 2005, and the related statements of earnings, changes in members' equity, and cash flows for the year then ended, appearing in Leucadia's Annual Report on Form 10-K, as amended, for the year ended December 31, 2006, have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

            The financial statements of EagleRock Capital Partners (QP), LP and EagleRock Master Fund, LP as of December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004, respectively, appearing in Leucadia's Annual Report on Form 10-K, as amended, for the year ended December 31, 2006, have been audited by BDO Seidman, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

            The combined financial statements of ResortQuest Mainland at December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, appearing in Leucadia National Corporation's Current Report on Form 8-K/A dated June 15, 2007, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents are incorporated herein by reference:

      o Our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2006;

      o Our Quarterly Report on Form 10-Q filed for the fiscal quarter ended March 31, 2007;

      o Our Current Reports on Form 8-K filed on May 18, 2007 and June 6, 2007 (as amended by our Current Report on Form 8-K/A filed on June 15,
         2007); and

      o The description of our common shares, which is contained under the caption "Description of Leucadia Stock" in our Registration Statement on Form S-4/A (No. 333-125806) as filed with the Commission on July 7, 2005, including any amendment or report filed for the purpose of updating the description.

            All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the common shares offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

            The registrant is a New York corporation. Sections 722 through 725 of the New York Business Corporation Law (the "Business Corporation Law") provide that a corporation may indemnify, with certain limitations and exceptions, a director or officer as follows: (1) in a derivative action, against his reasonable expenses, including attorneys' fees but excluding certain settlement costs, actually and necessarily incurred by him in connection with the defense thereof, or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or in the case of service for another corporation, not opposed to) the best interests of the corporation; and (2) in a civil or criminal non-derivative action or proceeding including a derivative action by another corporation, partnership or other enterprise in which any director or officer of the indemnifying corporation served in any capacity at the indemnifying corporation's request, against judgments, fines, settlement payments and reasonable expenses, including attorneys' fees, incurred as a result thereof, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other corporation, not opposed to) the best interests of the corporation and, in criminal actions and proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. Such indemnification is a matter of right where the director or officer has been successful on the merits or otherwise, and otherwise may be granted upon corporate authorization or court award as provided in the statute.

            Section 721 of the Business Corporation Law provides that indemnification arrangements can be established for directors and officers, by contract, by-law, charter provision, action of shareholders or board of directors, on terms other than those specifically provided by Article 7 of the Business Corporation Law, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.
Article V of the Company's By-Laws provides for the indemnification, to the full extent authorized by law, of any person made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Company.

            Section 726 of the Business Corporation Law provides that a corporation may obtain insurance to indemnify itself and its directors and officers. The Company maintains an insurance policy providing both directors and officers liability coverage and corporate reimbursement coverage.

            Article Sixth of the Company's Certificate of Incorporation contains a charter provision eliminating or limiting director liability for monetary damages arising from breaches of fiduciary duty, subject only to certain limitations imposed by statute.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
-------
Number      Description
------      -----------

4.1 Restated Certificate of Incorporation (filed as Exhibit 5.1 to the Company's Current Report on Form 8-K dated July 14, 1993).*

4.2 Certificate of Amendment of the Certificate of Incorporation dated as of May 14, 2002 (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "2003 10-K")).*

4.3 Certificate of Amendment of the Certificate of Incorporation dated as of December 23, 2002 (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
            2002).*

4.4 Amended and Restated By-laws as amended through March 9, 2004 (filed as Exhibit 3.4 to the 2003 10-K).*

4.5 Certificate of Amendment of the Certificate of Incorporation dated as of May 13, 2004 (filed as Exhibit 3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004).*

4.6 Certificate of Amendment of the Certificate of Incorporation dated as of May 17, 2005 (filed as Exhibit 3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005).*

4.7 Certificate of Amendment of the Certificate of Incorporation dated as of May 23, 2007.**

4.8 1999 Stock Option Plan, as amended through April 5, 2006 (filed as Annex C to the Company's Proxy Statement dated April 17, 2006).*

5.1         Opinion of Weil, Gotshal & Manges LLP.**

23.1        Consent of PricewaterhouseCoopers LLP.**

23.2        Consent of PricewaterhouseCoopers.**

23.3        Consent of KPMG LLP.**

23.4        Consent of BDO Seidman, LLP.**

23.5        Consent of Ernst & Young LLP.**

23.6 Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).**

24.1 Power of Attorney (included in the signature pages of this registration statement).**

--------------------------------

 *  Incorporated by reference.
**  Filed herewith.


ITEM 9.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

      (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

      (4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 15th day of June, 2007.

                                    LEUCADIA NATIONAL CORPORATION

                                    By: /s/ Barbara L. Lowenthal
                                        -------------------------------
                                        Barbara L. Lowenthal
                                        Vice President and Comptroller

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Orlando and Barbara L. Lowenthal, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons on behalf of Leucadia National Corporation and in the capacities and on the dates indicated.



           SIGNATURE                        TITLE                     DATE
           ---------                        -----                     ----

      /s/ Ian M. Cumming            Chairman of the Board          June 15, 2007
------------------------------  (Principal Executive Officer)
        Ian M. Cumming


    /s/ Joseph S. Steinberg         President and Director         June 15, 2007
------------------------------  (Principal Executive Officer)
      Joseph S. Steinberg


     /s/ Joseph A. Orlando         Vice President and Chief        June 15, 2007
------------------------------   Financial Officer (Principal
       Joseph A. Orlando              Financial Officer)



   /s/ Barbara L. Lowenthal     Vice President and Comptroller     June 15, 2007
------------------------------  (Principal Accounting Officer)
     Barbara L. Lowenthal

           SIGNATURE                        TITLE                     DATE
           ---------                        -----                     ----

      /s/ Paul M. Dougan                   Director                June 15, 2007
------------------------------
        Paul M. Dougan


  /s/ Lawrence D. Glaubinger               Director                June 15, 2007
------------------------------
    Lawrence D. Glaubinger


    /s/ Alan J. Hirschfield                Director                June 15, 2007
------------------------------
      Alan J. Hirschfield


      /s/ James E. Jordan                  Director                June 15, 2007
------------------------------
        James E. Jordan


      /s/ Jeffrey C. Keil                  Director                June 15, 2007
------------------------------
        Jeffrey C. Keil


 /s/ Jesse Clyde Nichols, III              Director                June 15, 2007
------------------------------
   Jesse Clyde Nichols, III

                                  Exhibit Index
                                  -------------
Exhibit
-------
Number      Description
------      -----------

4.1 Restated Certificate of Incorporation (filed as Exhibit 5.1 to the Company's Current Report on Form 8-K dated July 14, 1993).*

4.2 Certificate of Amendment of the Certificate of Incorporation dated as of May 14, 2002 (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "2003 10-K")).*

4.3 Certificate of Amendment of the Certificate of Incorporation dated as of December 23, 2002 (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
            2002).*

4.4 Amended and Restated By-laws as amended through March 9, 2004 (filed as Exhibit 3.4 to the 2003 10-K).*

4.5 Certificate of Amendment of the Certificate of Incorporation dated as of May 13, 2004 (filed as Exhibit 3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004).*

4.6 Certificate of Amendment of the Certificate of Incorporation dated as of May 17, 2005 (filed as Exhibit 3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005).*

4.7 Certificate of Amendment of the Certificate of Incorporation dated as of May 23, 2007.**

4.8 1999 Stock Option Plan, as amended through April 5, 2006 (filed as Annex C to the Company's Proxy Statement dated April 17, 2006).*

5.1         Opinion of Weil, Gotshal & Manges LLP.**

23.1        Consent of PricewaterhouseCoopers LLP.**

23.2        Consent of PricewaterhouseCoopers.**

23.3        Consent of KPMG LLP.**

23.4        Consent of BDO Seidman, LLP.**

23.5        Consent of Ernst & Young LLP.**

23.6 Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1 Power of Attorney (included in the signature pages of this registration statement).
--------------------------------
 *  Incorporated by reference.
**  Filed herewith.